EXHIBIT 10.3(C)

THE       The CIT Group/
CIT       Credit Finance
GROUP     1211 Avenue of the Americas
          New York, NY  10036
          Tel:  212 790-9100
          Fax:  212 790-9123

April 1, 1999

Pharmaceutical Formulations, Inc.
460 Plainfield Ave.
Edison, New Jersey 08817

Re: Loan and Security Agreement, dated August 4, 1989, between The CIT Group/Credit Finance, Inc., assignee of Fidelcor Business Credit Corporation ("Lender"), and Private Formulations, Inc., predecessor by merger of Pharmaceutical Formulations, Inc., ("Borrower") (as amended, the "Loan Agreement") and all related security agreements, documents and instruments (collectively, the "Financing Agreements")

Gentlemen:

You have requested and we have agreed to amend the Financing Agreements as set forth below, effective as of the date hereof unless otherwise indicated. Capitalized terms appearing below that are not defined below shall have the meanings given in the Loan Agreement.

     1. You have requested a temporary advance of $1,500,000 in excess of the contractual ratios set forth in Section 10 of the Loan Agreement ("the Overadvance"), through March 1, 2000. We have agreed to make the Overadvance subject to the terms of this letter agreement and contingent upon the execution by ICC Industries Inc. of a Limited Guaranty in favor of CIT and in the form attached hereto as Exhibit A. Borrower agrees that the Overadvance will be reduced at the rate of $100,000 per month on the first business day of each month commencing on October 1, 1999, continuing until February 1, 2000. Thereafter, the Overadvance will be recaptured in full with a final reduction in the amount of $1,000,000 to be made on March 1, 2000.

     2. Section 10.5(a) of the Loan Agreement is hereby amended so as to read in its entirety as follows:

        "(a) Net Worth:

               As of the fiscal year end 6/30/99 $1,856,000
               As of the fiscal year end 6/30/00 $2,856,000
               As of the fiscal year end 6/30/01 $3,856,000"

     3. Section 10.5(c) of the Loan Agreement is hereby amended so as to read in its entirety as follows:

        "(c)  Net Income:  Not less than $300,000 for the period beginning
                           January 1, 1999 and ending June 30, 1999 and thereafter not less than $150,000 per fiscal quarter and not less than $1,000,000 per fiscal year.

              For purposes of this Section 10.5(c), Net Income shall be calculated before extraordinary items and non-recurring items in accordance with generally accepted accounting principles, consistently applied. Further, Borrower understands and agrees that if Borrower fails to meet the Net Income requirement set forth herein for the period commencing January 1, 1999 and ending June 30, 1999, the default Interest Rate charged pursuant to
              Section 3.1 of the Agreement shall be retroactive to April 1, 1999."

Your financial statements for the fiscal quarters ending September 30, 1998 and December 31, 1998 show a net income of less than the $150,000 requirement set forth in Section 10.5(c) of the Loan Agreement. Subject to the condition set forth below, Lender hereby waives any Event of Default (as defined in the Loan Agreement) that would be caused by the failure to meet the net income requirement for the above-specified periods. The granting of the aforementioned waiver is conditioned upon payment by you to Lender of a fee in the amount of $50,000 (the "Waiver Fee"). The Waiver Fee shall be earned in full as of the date hereof and payable in monthly installments of $10,000 per month commencing on April 2, 1999. The waiver made herein is made only on this occasion with regard to the specific default set forth above and is not a waiver of any other rights of Lender. Lender reserves the right to declare an Event of Default under the Financing Agreements if there are other outstanding Events of Default under the Financing Agreements now existing or hereafter arising.

Except as herein above specifically provided, the Financing Agreements shall remain unmodified and in full force and effect.

This amendment shall be null and void if not executed on or before April 2, 1999.

Please signify your agreement with the foregoing by signing and returning to us the enclosed copy of this letter.

Very truly yours,

THE CIT GROUP/CREDIT FINANCE, INC.


By: /S/
   --------------------------------
Title: VICE PRESIDENT


AGREED:

PHARMACEUTICAL FORMULATIONS, INC.


By: /S/ CHARLES E. LAROSA
    -------------------------------
Title: PRESIDENT & CEO


CONFIRMED:

EXTRA PARENT CORP.


By: /S/ CHARLES E. LAROSA
   ---------------------------------
Title: PRESIDENT & CEO


ICC INDUSTRIES INC.


By: /S/ JOHN L. ORAM
   ---------------------------------
Title: PRESIDENT